UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01. Other Events

Under its charter, Resource Real Estate Opportunity REIT, Inc. (the “Company”) is required to limit its total operating expenses to the greater of 2% of its average invested assets or 25% of it net income for the four most recently completed fiscal quarters, as these terms are defined in its charter, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. Operating expense reimbursements for the four fiscal quarters ended September 30, 2011 exceeded the charter imposed limitation; however, the conflicts committee determined that the relationship of the Company’s operating expenses to its average invested assets was justified for these periods given the costs of operating a public company and the early stage of the Company’s operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: November 29, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer (Principal Executive Officer)